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                                  EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP

Consent of Independent Public Accountants:

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to The IT Group, Inc. Executive Stock Loan Programs and to the incorporation by reference therein of our report dated February 14, 2001, with respect to the consolidated financial statements and schedule of The IT Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 29, 2000, filed with the Securities and Exchange Commission.

                                /s/ Ernst & Young LLP

May 29, 2001